UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 15, 2013 in New York, New York.

(b) At the Annual Meeting, the holders of 129,526,904 shares of common stock out of 139,035,156 shares entitled to vote as of the record date were represented in person or by proxy, constituting a quorum. The final voting results for each of the items presented for stockholder approval were as follows:

1. To elect ten directors to serve until the Company’s 2014 annual meeting of stockholders. The number of votes for, against and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
James S. Tisch	103,508,211	18,620,092	45,313	7,353,288
Lawrence R. Dickerson	106,852,576	15,270,207	50,833	7,353,288
John R. Bolton	121,230,732	748,474	194,410	7,353,288
Charles L. Fabrikant	121,183,680	795,253	194,683	7,353,288
Paul G. Gaffney II	120,737,114	1,241,497	195,005	7,353,288
Edward Grebow	120,711,493	1,265,735	196,388	7,353,288
Herbert C. Hofmann	103,865,830	18,111,177	196,609	7,353,288
Clifford M. Sobel	121,224,262	757,949	191,405	7,353,288
Andrew H. Tisch	103,557,913	18,569,980	45,723	7,353,288
Raymond S. Troubh	120,581,055	1,540,496	52,065	7,353,288

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2013:

Number of Shares
For	128,940,351
Against	533,302
Abstain	53,251
Broker Non-Votes	0

3. To approve, by advisory vote, executive compensation:

Number of Shares
For	120,725,945
Against	1,239,430
Abstain	208,241
Broker Non-Votes	7,353,288

Based on the final vote as reported above, the ten director nominees named above were elected as directors of the Company. In addition, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2013 and approved, by advisory vote, executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 17, 2013

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